EXHIBIT 10.46


                   ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS


KNOW ALL MEN BY THESE PRESENTS:

                  THAT INNOVATIVE ACCESSORIES, INCORPORATED, an Oklahoma corporation, and JAMES A. NETT, an individual (individually and collectively "Assignors"), for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, do hereby sell, transfer, assign, and convey to LUND ACQUISITION CORP., a Minnesota corporation ("Assignee"), the entire right, title, and interest of Assignors in and to all intellectual property rights, including, without limitation, license royalties and proceeds of infringement suits; license agreements related to any of the foregoing and income therefrom; books, records, computer tapes or discs, flow diagrams, specification sheets, source codes, object codes and other physical manifestations of the foregoing; the right to sue for past, present, and future infringement and all rights corresponding thereto throughout the world; all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; and all proceeds thereof; U.S. Patent Nos. 4,730,866 and 4,838,602 and all related and corresponding domestic and foreign patent applications and patents, including, for example, reissues, continuations, divisionals, continuations-in-part, renewals, and reexaminations; domestic and foreign patents and patent applications, presently owned by Assignor, or otherwise owned by a third party (e.g., an employee/inventor) under an obligation to assign to Assignors; all other inventions (i.e., for which a patent application could be filed) related to tonneau covers and owned by Assignors or otherwise owned by a third party (e.g., employee/inven- tor) under an obligation to assign to Assignors; all rights to use the name "LUXXUS" and any variations thereof and any similar name, and all other trademark, tradenames, trade dress, copyrights, trade secrets, licenses, know-how, and other intellectual property owned or used by Assignors in connection with the Business, and all of the goodwill, if any, associated with Assignors' manufacturing business, and excluding only the intellectual property rights that relate solely and exclusively to the hard tonneau covers produced by Assignors.

                  This Assignment is made pursuant and subject to that certain Asset Purchase Agreement dated as of May 29, 1996, by and among Assignors, Assignee, and Ramona C. Friar and incorporates all of the terms and conditions therein, including, without limitation, the representations, warranties, and covenants of Assignors and Assignee therein.

                  This Assignment shall bind and inure to the benefit of Assignors and Assignee and their respective successors and assigns.

                  EXECUTED AND DELIVERED the 3rd day of June, 1996.


ASSIGNORS:                             INNOVATIVE ACCESSORIES, INCORP-
                                       ORATED, an Oklahoma corporation


                                       By:______________________________
                                          James A. Nett, President


                                       ----------------------------------
                                       James A. Nett